Exhibit 5.1

FIRM and AFFILIATE OFFICES

NEW YORK
LONDON
SINGAPORE
LOS ANGELES
CHICAGO
HOUSTON
PHILADELPHIA
SAN DIEGO
SAN FRANCISCO
BALTIMORE
BOSTON
WASHINGTON, DC
LAS VEGAS
ATLANTA
MIAMI
PITTSBURGH
NEWARK
WILMINGTON
PRINCETON
LAKE TAHOE
VIETNAM

July 16, 2007

Telanetix, Inc.
6197 Cornerstone Court E., Suite 108
San Diego, California 92121

Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Telanetix, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 5,000,000 shares (the "Shares") of the Company's common stock ("Common Stock"), for issuance under the Company's 2005 Equity Incentive Plan (the "Plan").

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-B.

In connection with this opinion, we have reviewed the Registration Statement, the Company's charter documents, the resolutions adopted by the board of directors of the Company with respect to the adoption of the Plan and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.  With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies.  We also have obtained from the officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

Based on the foregoing review, and in reliance thereon, we are of the opinion that, the Shares, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

Respectfully submitted,

/s/ DUANE MORRIS LLP